Exhibit 99.1

Shineco Announces New Distribution Agreements for up to $38 Million in Sales for its New Health Food Beverage

The Company believes that its Advanced Proprietary Production Technology
Provides it with a Competitive Advantage in the Sector

BEIJING, July 10, 2024 (GLOBE NEWSWIRE) — Shineco, Inc. (“Shineco” or the “Company”; NASDAQ: SISI), a provider of innovative diagnostic medical products and related medical devices, announced today that its subsidiary, Fuzhou Meida Health Management Co., Ltd. (“Fuzhou Meida”), has entered into Distribution Agreements (the “Agreements”) for its water-soluble phospholipid concentrate health food beverage with a projected goal of $38 million in sales with six distribution companies, for a term of three years.

Mrs. Jennifer Zhan, CEO of Shineco, said, “The Company’s sustained research and development efforts have developed a production process that is expected to open up a potentially vast new market for our health food beverage. We believe that our technologically advanced production process provides a competitive advantage in the marketplace since it achieves a pure physical separation and extraction of the naturally active phospholipids.”

“We have commenced mass production of phospholipids that addresses the current shortage of supply to meet the expected higher demand for this health food beverage, and we are intent upon expanding the market for this uniquely healthy product. Our strategic plan is to develop products and services in the healthcare and medical sectors that will generate a diversified revenue stream with the goal of maximizing shareholder returns,” CEO Ms. Zhan concluded.

Phospholipids are organic compounds which are utilized in numerous ways in food and other industries. Further, phospholipids are a key component of cell membranes, forming a bilayer that acts as a barrier that allows some molecules to pass through while blocking others. Phospholipids have important health effects and are an important element in cell growth and other physiological processes.

The Company has developed and patented a technologically advanced process utilizing pure physical extraction technology for this highly important organic material. Its water solvent large column chromatography ultrafiltration membrane protects the natural structure and activity of phospholipids, as no chemical solvent is involved in the process. Through precise parameter design and regulation, the Company’s ultrafiltration membrane structure process restores the natural bilayer of phospholipid molecules and achieves a precise separation and extraction of phospholipid molecules. This patented technologically advanced process results in extraction efficiency, minimizing costs and maximizing yield.

Shineco plans to continue to research and develop the application of the naturally active water-soluble phospholipids in the medical, food, beauty and other fields. According to the market research firm www.factmr.com, the global phospholipids market was valued at $3.7 billion in 2021, and with a projected CAGR of 7.3% over ten years, this market is likely to reach a valuation of $7.3 billion by the end of 2032.

Shineco also plans to continue to develop new high value-added products to meet the changing needs of the healthcare and medical sectors. In addition, it intends to optimize its global sales network to develop and expand the overseas markets for its products. Through continuous innovation and the development of high-quality products, the Company expects to foster a brighter and healthier future for people around the globe.

About Shineco, Inc.

Shineco Inc. (“Shineco” or the “Company”) aims to ‘care for a healthy life and improve the quality of life’, by providing safe, efficient and high-quality health and medical products and services to society. Shineco, operating through subsidiaries, has researched and developed 33 vitro diagnostic reagents and related medical devices to date, and the Company also produces and sells healthy and nutritious foods. For more information about Shineco, please visit www.biosisi.com/.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “could”, “intend”, “expect”, “plan”, “budget”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “evaluating” or similar words. Forward-looking statements should not be relied upon because they are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Examples of forward-looking statements include, among others, statements we make regarding the innovativeness and market position of our products and services, our competitive strengths, and our expectations of product sales by our subsidiaries. You are cautioned not to rely on any forward-looking statements. Actual results may differ materially from historical results or those indicated by the forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the Company’s ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the ability to obtain all necessary regulatory approvals in the jurisdictions where it intends to market and sell its products the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulations, economic conditions, the impact of the COVID-19 pandemic, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Shineco encourages you to review other factors that may affect its future results in its filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based only on information currently available to us and speak only as of the date of this press release, and Shineco assumes no obligation to update any forward-looking statements except as required by the applicable rules and regulations.

For more information, please contact:

Shineco,Inc.
secretary@shineco.tech
Mobile: +86-010-68130220

Precept Investor Relations LLC

David J. Rudnick

david.rudnick@preceptir.com

Mobile: +1-646-694-8538